UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

ACTAVIS plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On June 19, 2014, Actavis Funding SCS (“Actavis SCS”), a wholly-owned, indirect subsidiary of Actavis plc (the “Company”), an Irish public limited company, entered into an indenture (the “Indenture”), by and among Actavis SCS, the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), under which Actavis SCS issued $500.0 million in aggregate principal amount of its 1.300% notes due 2017 (the “2017 Notes”), $500.0 million in aggregate principal amount of its 2.450% notes due 2019 (the “2019 Notes”), $1,200.0 million in aggregate principal amount of its 3.850% notes due 2024 (the “2024 Notes”) and $1,500.0 million in aggregate principal amount of its 4.850% notes due 2044 (the “2044 Notes” and together with the 2017 Notes, 2019 Notes and 2024 Notes, the “Notes”). The Notes were sold pursuant to a purchase agreement by and among Actavis SCS, the Guarantors and the initial purchasers party thereto (the “Initial Purchasers”). Actavis SCS intends to use the net proceeds of the offering, along with other financings and cash on hand, to consummate the transactions pursuant to the merger agreement entered into on February 17, 2014 with, among other parties, Forest Laboratories, Inc. (the “Merger”), to refinance the $1,250 million outstanding principal amount of Warner Chilcott 7.75% senior notes due 2018 (the “WC Senior Notes”), to pay related fees and expenses and for general corporate purposes.

The Notes are general unsecured senior obligations of Actavis SCS and are guaranteed on a general unsecured senior basis by the Guarantors. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933.

The Indenture imposes certain limitations on the ability of Warner Chilcott Limited, a wholly-owned, indirect subsidiary of the Company and the indirect parent of Actavis SCS, and its subsidiaries to, among other things, secure any indebtedness, enter into sale and leaseback transactions with respect to any principal properties and consolidate or merge with or into any other person or lease, sell or transfer all or substantially all of its properties and assets.

The Notes are divided into four tranches with varying interest rates and maturities, with interest payable on each series of Notes semi-annually on June 15 and December 15 of each year, beginning on December 15, 2014. The Notes will mature on June 15 of their respective year of maturity. Actavis SCS may redeem each series of the Notes, as a whole at any time or in part from time to time, at the applicable redemption prices described in the Indenture.

In the event that Actavis plc does not consummate the Merger on or prior to December 17, 2014 or the Merger is terminated at any time prior to such date, Actavis SCS will be required to redeem the 2019 Notes, the 2024 Notes and the 2044 Notes on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of such Notes, in each case plus accrued and unpaid interest on the applicable series of Notes as described in the Indenture. If Actavis plc experiences a change of control triggering event and Actavis SCS has not otherwise elected to redeem the Notes, Actavis SCS will be required to offer to purchase the Notes from holders as described in the Indenture.

The foregoing does not constitute a complete summary of the terms of the Indenture. The description of the terms of the Indenture is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 4.1.

Registration Rights Agreement

In connection with the issuance of the Notes, Actavis SCS, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Actavis SCS and the Guarantors have agreed pursuant to the Registration Rights Agreement to use their commercially reasonable efforts to file and cause an exchange offer registration statement to be declared effective prior to the later date that is 270 days after the closing of the Merger or 90 days after the Outside Date under the Merger Agreement, as defined therein, to exchange the Notes for new registered notes that are substantially identical in all material respects, except that the new notes will not contain terms with respect to transfer restrictions or special interest payments. Such exchange offer will be held open for at least 20 business days. If Actavis SCS and the Guarantors fail to consummate this exchange offer, they have agreed to use their commercially reasonable efforts to cause a shelf registration statement registering resales of the Notes to become effective and to remain effective until the earlier of at least one year following the date on which such obligation arises pursuant to the Registration Rights Agreement.

If and for so long as Actavis SCS and the Guarantors have not satisfied certain obligations under the Registration Rights Agreement (the “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.

The foregoing does not constitute a complete summary of the terms of the Registration Rights Agreement. The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, the form of which is filed herewith as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 8.01.	Other Items.

On June 20, 2014, Warner Chilcott Company, LLC (“WC”), a wholly-owned subsidiary of the Company, and Warner Chilcott Finance LLC (“WC Finance” and together with WC, the “WC Issuers”), a wholly-owned subsidiary of the Company, together instructed the Trustee, pursuant to that certain indenture, dated as of August 20, 2010, among the WC Issuers and the Trustee, as amended by a first supplemental indenture, dated as of March 17, 2011, a second supplemental indenture, dated as of August 9, 2011, and a third supplemental indenture, dated as of October 1, 2013 (collectively, the “WC Indenture”), governing the WC Senior Notes, to issue a notice from the WC Issuers to the holders of the WC Senior Notes that the WC Issuers have elected to redeem in full the entire aggregate principal amount of the WC Senior Notes on July 21, 2014 (the “Redemption Date”). The WC Senior Notes, which have an outstanding principal balance of $1,250 million and which are fully and unconditionally guaranteed by the Company, will be redeemed at a redemption price equal to 100% of the principal amount of the WC Senior Notes plus the greater of (1) 1.0% of the outstanding principal amount of the WC Senior Notes; and (2) the excess of (a) the present value at the Redemption Date of (i) 103.875% of the principal amount of the WC Senior Notes plus (ii) all required interest payments due on the WC Senior Notes through September 15, 2014 (excluding accrued but unpaid interest to such Redemption Date), computed using a discount rate equal to the Treasury Rate (as defined in the WC Indenture”) as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of the WC Senior Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated June 19, 2014, by and among Actavis Funding SCS, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 1.300% Note (included as Exhibit A-1A to Exhibit 4.1).

4.3	Form of 2.450% Note (included as Exhibit A-1B to Exhibit 4.1).

4.4	Form of 3.850% Note (included as Exhibit A-1C to Exhibit 4.1).

4.5	Form of 4.850% Note (included as Exhibit A-1D to Exhibit 4.1).

10.1	Registration Rights Agreement, dated June 19, 2014, by and among Actavis Funding SCS, the guarantors named therein, and Merrill Lynch, Pierce Fenner & Smith Incorporated, Mizuho Securities USA Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2014		ACTAVIS plc

	By:	/s/ R. Todd Joyce
R. Todd Joyce
Chief Financial Officer - Global

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated June 19, 2014, by and among Actavis Funding SCS, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 1.300% Note (included as Exhibit A-1A to Exhibit 4.1).

4.3	Form of 2.450% Note (included as Exhibit A-1B to Exhibit 4.1).

4.4	Form of 3.850% Note (included as Exhibit A-1C to Exhibit 4.1).

4.5	Form of 4.850% Note (included as Exhibit A-1D to Exhibit 4.1).

10.1	Registration Rights Agreement, dated June 19, 2014, by and among Actavis Funding SCS, the guarantors named therein, and Merrill Lynch, Pierce Fenner & Smith Incorporated, Mizuho Securities USA Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.